Exhibit 15.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Shell Company Report on Form 20-F of MultiMetaVerse Holdings Limited of our report dated May 16, 2022 relating to the financial statements of MultiMetaVerse Inc., which appears in the Registration Statement on Form F-4 (File No. 333-267125).

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, NY

January 10, 2023

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com